Exhibit 10.23

AMENDMENT NO. 5 TO THE
ADVISORY AGREEMENT

This Amendment No. 5 (this “Amendment”) to the Advisory Agreement among Toys “R” Us, Inc., (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and together with Bain and KKR, the “Advisors”), dated as of July 21, 2005, as amended on June 10, 2008, February 1, 2009, August 29, 2014 and June 1, 2015 (the “Agreement”), shall become effective as of December 1, 2015. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Reorganization Agreement and/or the Agreement, as applicable.

1.	Definition of Quarterly Fee Amount. The definition of “Quarterly Fee Amount” is hereby amended to add the following sentence at the end of the definition:

“For the avoidance of doubt, in the event of an IPO, the Company shall not have to pay the portion of the Quarterly Fee amount for fiscal years 2009 and 2014 that was previously deferred by the Advisors.”

2.	Transaction Fees and Expenses. The Agreement is hereby amended to add the following sentence at the end of the Section 4(b):

“Notwithstanding the foregoing, effective December 1, 2015, the Company shall no longer be required to pay the Subsequent Transaction Fee in connection with the consummation of any transactions contemplated by this Section 4(b) including, with respect to any prior transactions for which the Company has not paid the Advisors a Subsequent Transaction Fee or any transactions where a portion of the Subsequent Transaction Fee is to be paid at the time the Company completes an IPO.”

3.
Continuing Force and Effect. The Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

4.
Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

5.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 to the Advisory Agreement on the day and year first written above.

TOYS “R” US, INC.

By: /s/David J. Schwartz________
Name: David J. Schwartz
Title: Executive Vice President –
General Counsel

BAIN CAPITAL PARTNERS, LLC

By: /s/ Matthew S. Levin_________
Name: Matthew S. Levin
Its:

BAIN CAPITAL, LTD.

By: /s/ Matthew S. Levin__________
Name: Matthew S. Levin
Its:

KOHLBERG KRAVIS ROBERTS & CO., L.P.

By: KKR & Co. LLC

By: /s/ Nathaniel H. Taylor____________
Name: Nathaniel H. Taylor
Its:

VORNADO TRUCK, LLC

By: /s/ Wendy Silverstein_____________
Name: Wendy Silverstein
Its: Authorized Signatory